EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

The Quantum Group, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated February 13, 2007, except for Note 1 which is March 16, 2007, relating to the consolidated financial statements of The Quantum Group for the years ended October 31, 2006 and 2005. We also consent to the reference to our Firm under the caption “Experts.”

May 15, 2007

/s/ Daszkal Bolton LLP